UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2008

HAEMONETICS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-10730	04-2882273
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

400 Wood Road		02184
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  781-848-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2008 the Company’s Board of Directors decided that Brian Concannon will be promoted to the position of President and CEO effective in April, 2009, succeeding Brad Nutter in this role.  Mr. Concannon will also join the Company’s Board of Directors at that time.  Mr. Nutter will relinquish his role as President and CEO of the Company concurrently with Mr. Concannon’s assumption of those offices, and Mr. Nutter will remain an employee of the Company as Executive Chairman of the Company’s Board of Directors.

Mr. Concannon (age 51) joined Haemonetics in September, 2003 as President of the Patient Division, following an eighteen year career with progressively responsible leadership roles with American Hospital Supply Corporation, Baxter Healthcare Corporation, Allegiance Healthcare and Cardinal Health Products and Services. In 2006, Mr. Concannon was promoted to President of Global Markets at Haemonetics, and in 2007 he was promoted to Chief Operating Officer of the Company.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits.

99.1        Press Release of Haemonetics Corporation dated October 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
{Registrant)

/s/ Christopher J. Lindop
Christopher J. Lindop,
Chief Financial Officer and
Date:	October 27, 2008	Vice President Business Development

EXHIBIT INDEX

99.1                 Press Release of Haemonetics Corporation dated October 27, 2008.